UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 18, 2022
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events
On March 18, 2022, Bunge Limited (the “Company”) issued a press release announcing that, as a result of the Company’s strong share price performance in recent months, all issued and outstanding shares of its 4.875% Cumulative Convertible Perpetual Preference Shares (the “Preferred Shares”), will automatically convert into common shares of the Company, par value US$0.01 per share (the “Common Shares”), effective March 23, 2022 (the "Conversion Date").

On March 18, 2022, the closing price of the Common Shares on the NYSE was $104.91, marking the 20th trading day in the previous 30 trading days that the closing price of the Common Shares exceeded the current conversion price, triggering the Company’s right, at its option, to mandatorily convert the Preferred Shares under the Certificate of Designation for the Preferred Shares (filed as Exhibit 4.3 to the Company’s Form 8-K filed November 20, 2006). The conversion price adjusted from $78.1322 to $77.8482 on February 16, 2022.

Each Preferred Share will automatically convert into 1.2846 Common Shares on the Conversion Date (the “Conversion”). The Common Shares are expected to be delivered to former holders of Preferred Shares on March 23, 2022. Cash will be paid in lieu of fractional Common Shares.

There are approximately 6,898,268 Preferred Shares issued and outstanding prior to the Conversion, which will result in the issuance of approximately 8,861,515 new Common Shares. Currently, there are approximately 142,731,878 Common Shares issued and outstanding.

As a result of the Conversion, no Preferred Shares will be issued or outstanding, and all rights of the former holders of Preferred Shares will terminate. Dividends on Preferred Shares to be converted will cease to accrue on the Conversion Date. Accordingly, holders of Preferred Shares will not be entitled to receive the $1.21875 per share dividend declared by the Company in respect of Preferred Shares on February 23, 2022 and payable to holders of record on May 15, 2022. Following the Conversion on the Conversion Date, current holders of Preferred Shares will be entitled to receive the $0.525 per share dividend declared by the Company with respect to the Common Shares on February 23, 2022, but only to the extent such holder remains a holder of record of Common Shares on May 19, 2022.

A copy of the Company’s press release regarding the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits.
(d):     Exhibits.

Exhibit No.	Description
99.1	Press Release announcing mandatory conversion, dated March 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2022

BUNGE LIMITED

By:	/s/ John W. Neppl
Name:	John W. Neppl
Title:	Executive Vice President, Chief Financial Officer